Registration No. 333-218733

As filed with the Securities and Exchange Commission on September 1 3, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment 5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

Soldino Group Corp

(Exact name of registrant as specified in its charter)

Nevada	5130
(State or Other Jurisdiction of	Primary Standard Industrial
Incorporation or Organization)	Classification Code Number
35-2583762
IRS Employer
Identification Number

Soldino Group Corp

Via Busco, 4, Spresiano, Treviso

31027 Italy

Tel. 3904221500163

(Address and telephone number of principal executive offices)

Business Filings Incorporated

701 S. Carson St.,

Suite 200 Carson City,

Nevada 89701

Phone: 800-981-7183

(Name, address and telephone number of agent for service)

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: X

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer: -

Accelerated filer: -

Non-accelerated filer: -              (Do not check if a smaller reporting company)

Smaller reporting company: X

Securities to be Registered	Amount to be Registered (1)	Offering Price Per Share (2)	Aggregate Offering Price	Registration Fee
Common Stock:	4,500,000	$0.02	$90,000	$10.43*

 (1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

* - Was previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Soldino Group Corp

4,500,000 SHARES OF COMMON STOCK

$0.02 PER SHARE

This is the initial offering of common stock of Soldino Group Corp and no public market currently exists for the securities being offered. We are offering for sale a total of 4,500,000 shares of common stock at a fixed price of $0.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President Aurora Fiorin, will attempt to sell the shares. We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we do have hard assets and real business operations.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 4,500,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 4,500,000 shares registered under the Registration Statement of which this Prospectus is part.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 8 THROUGH 12 BEFORE BUYING ANY SHARES OF SOLDINO GROUP CORP’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED _____________ 2017

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5. PROSPECTUS SUMMARY

8. RISK FACTORS

12. FORWARD-LOOKING STATEMENTS

12. USE OF PROCEEDS

13. DETERMINATION OF OFFERING PRICE

13. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

17. DILUTION

18. DESCRIPTION OF BUSINESS

21. LEGAL PROCEEDINGS

22. DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

23. EXECUTIVE COMPENSATION

24. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

24. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

25. PLAN OF DISTRIBUTION

27. DESCRIPTION OF SECURITIES

28. INDEMNIFICATION

28. INTERESTS OF NAMED EXPERTS AND COUNSEL

28. EXPERTS

28. AVAILABLE INFORMATION

28. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

FINANCIAL DISCLOSURE

29. INDEX TO THE FINANCIAL STATEMENTS

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS

Until _________________, 2017 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PROSPECTUS SUMMARY OF SOLDINO GROUP CORP

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “SOLDINO GROUP CORP” REFERS TO SOLDINO GROUP CORP THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

We are a newly organized company and intend to commence operations in the distribution and sewing work wear area. Soldino is concentrated on selling work wear, which we will purchase in China, make embroidery on work wear itself and design logos for embroidery, providing sewing service to our customers. We believe that our management has enough skills and experience to manage above activities of Soldino. Ms. Fiorin’s only occupation at the moment is managing the business processes of Soldino Group Corp

Soldino Group Corp was incorporated in Nevada on January 25, 2017. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $22,500 for the next twelve months as described in our Plan of Operations. Our sole officer and director, Aurora Fiorin has agreed to loan the needed amount for the Company on demand for the registration and production process.

Although being a newly organized company, we have some operating history. As of July 31, 2017 we have developed our business plan for a period of twelve months, registered the domain name for our website and filled it with initial information about the Company, signed lease agreement for a period of two years with the option of extension and the Company is in negotiations of signing sales contracts. In accordance to our Plan of Operations if we are unable to raise a minimum funding of $22,500 required for conducting our business over the next twelve months, our business will be harmed. After the twelve-month period we may need additional financing to continue our operations. We maintain our statutory registered agent's office at 701 S. Carson St., Suite 200 Carson City, Nevada 89701. Our address is 4 Via Busco, Spresiano 31027 Italy. Our email address is direct@soldinogroup.com. Our telephone number is 3904221500163.

From inception until the date of this filing, we have had fast growing operating activities with three completed orders. Our financial statements from inception (January 25, 2017) through July 31, 2017, report revenues of $18,400. Our independent registered public accounting firm has issued an audit opinion for Soldino Group Corp which was qualified for a going concern.

To date, we have formed the Company, developed our business plan, set up our web site, and we have purchased needed equipment, signed a lease agreement for a period of two years with the option of extension and the Company is in negotiations of signing a sales contracts. Soldino has identified three  customers to purchase our products.

We are newly created company which has just entered the market for selling workwear. On the current stage of our operations our main purpose is to get known among potential customers and profitably sell our workwear. We have decided that the best instrument to do this is th rough out word of mouth marketing, which means to receive the best possible feedback from our existing customers, who we hope will recommend us to others.

Based on our current position the decision was made to maintain good quality of the products and reasonable prices for our initial customers. The management believes that this instrument will be very powerful and has great impact on our future sales, customers’ attractability and positive feedbacks. We believe that above mentioned summary of information will work towards our company future successes.

Our first customer Andrea Dini Massimo E C. Srl has signed sale agreement with us on March 11, 2017. The main term of this agreement is making a payment in the amount not less than $8,000.  A total amount of $7,800 has been received by the month of May, 2017. The purchased goods were well-received by the customer. After, the Company has received a new order from the customer and an additional payment of $5,500 has been made in July, 2017. The total revenue of the Company from the client by the date of this filing is $13,300. This agreement is filed as Exhibit 10.5 to this registration statement.

Our second customer Al Bacio Cri S.r.l. has signed sale agreement with us on March 27, 2017. The main term of this agreement is making a payment in the amount not less than $12,000. The client has ordered our workwear and paid an amount of $5,100 in May, 2017. The purchased goods were well-received by the customer. Additional orders for our goods are expected to occur in the nearest future. This agreement is filed as Exhibit 10.6 to this registration statement.

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Our third customer Divertimento E Di Festa S.R.L. has signed sale agreement with us on July 6, 2017. The main term of this agreement is making a pre-payment in the amount of $11,700 and paying the remaining balance after the good are received by the client. There was a pre-payment made of total amount of $11,700 in July, 2017. In August, 2017, the Company was paid additional amount of $12,500 for our goods. The purchased goods were well-received by the customer. The total revenue of the Company from the client by the date of this filing is $24,200.  This agreement is filed as Exhibit 10.7 to this registration statement.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we do have hard assets and real business operations.

We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company or an unidentified company or companies, or other entity or person.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The Company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success. Our sole officer and director, Aurora Fiorin will be devoting approximately twenty hours a week to our operations, because we do not need to devote more time at the current stage of our business. As far as we will increase the number of customers, our sole officer and director will devote more time on Soldino Group Corp As a result, our operations may be sporadic and occur at times, which are convenient to our sole officer and director Aurora Fiorin.

THE OFFERING

The Offering	This is a self-underwritten, direct primary offering with no minimum purchase requirement.
The Issuer:	Soldino Group Corp
Securities Being Offered: Shares outstanding prior to offering: Shares outstanding after (assuming all the shares are sold) offering:	4,500,000 shares of common stock. 3,500,000 shares 8,000,000 shares.
Price Per Share:	$0.02
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 4,500,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 4,500,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds from selling 100% of shares: Gross Proceeds from selling 75% of shares: Gross Proceeds from selling 50% of shares: Gross Proceeds from selling 25% of shares:	$90,000 $67,500 $45,000 $22,500 Furthermore, if the Company does not sell any shares from this offering, it will not receive gross proceeds accordingly.
Securities Issued and Outstanding:	There are 3,500,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Aurora Fiorin as of July 31, 2017.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $9,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.
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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from January 25, 2017 (Inception) to April 30, 2017 and for the three months ended July 31, 2017as following:

April 30, 2017
Financial Summary	($)
(Audited)
Cash and cash equivalents	205
Total Assets	7,925
Total Liabilities	11,600
Total Stockholder’s Deficit	(3,675)
Accumulated From January 25, 2017 (Inception) to April 30, 2017
Statement of Operations	($)
(Audited)
Total Expenses	7,175
Net Loss for the Period	7,175

July 31, 2017
Financial Summary	($)
(Unaudited)
Cash and cash equivalents	6,478
Total Assets	23,194
Total Liabilities	17,300
Total Stockholder’s Income	2,394
For the three months ended July 31, 2017
Statement of Operations	($)
(Unaudited)
Gross profit	15,500
Total Expenses	5,931
Net Income for the Period	9,569

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED A SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.

We have accrued net income of $2,394 as of July 31, 2017, and have $18,400 revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the distribution, embroidering and sewing of work wear. Further, the finances required to fully develop our plan cannot be predicted with any certainty. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Soldino Group Corp is suitable.

WE ARE DEPENDENT UPON A FEW MATERIAL CUSTOMERS FOR OUR REVENUE

Over the period since inception of the Company till July 31, 2017, we obtained two customers with complete payments and received a pre-payment from our third client. In August, 2017, the Company acquired additional revenue from the third customer. The income from the three customers is 100% of our total revenue. Our business, financial state, results of operations and cash flows could be materially and adversely affected by loss of customers or a material decrease in their purchases of our goods. Taking this risk into consideration, the Company will ensure the quality of the goods produced and received by our current customers in order to receive a positive feedback and through the word of mouth increase the number of clients in the future.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED SOME OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on January 25, 2017 and to date have been involved primarily in organizational activities. We have commenced our business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We require minimum funding of approximately $22,500 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Aurora Fiorin, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Ms. Fiorin has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. We do not currently have any arrangements for additional financing.

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If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE FACE STRONG COMPETITION FROM LARGER AND WELL ESTABLISHED COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

Our industry is competitive. There are many different work wear distributors. Even though the industry is highly fragmented, it has a number of large and well-established companies, which are profitable and have developed a brand name. Aggressive marketing tactics implemented by our competitors could impact our financial resources and adversely affect our ability to compete in our market.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock and through selling our work wear and performing a service of sewing and embroidering. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of an investor's shares.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Aurora Fiorin, our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

BECAUSE THE COMPANY’S HEADQUARTERS AND ASSETS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our officer and director is a non-U.S. resident also our headquarters together with assets are located outside the United States. Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against her based on the civil liability provisions of the United States securities laws.  Since all our assets will be located outside U.S. it may be difficult for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may be enforceable in the United States.

If Aurora fiorin, our PRESIDENT and director resigns or dies, we WILL not have a chief executive officer WHICH could result in our operations BEING SUSPENDED. If that should occur, you could lose your investment.

We extremely depend on the services of our president and director, Aurora Fiorin, for the future success of our business. The loss of the services of Ms. Fiorin could have an adverse effect on our business, financial condition and results of operations. If she should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

HAVING ONLY ONE DIRECTOR LIMITS OUR ABILITY TO ESTABLISH EFFECTIVE INDEPENDENT CORPORATE GOVERNANCE PROCEDURES AND INCREASES THE CONTROL OF OUR PRESIDENT OVER OPERATIONS AND BUSINESS DECISIONS.

We have only one director, who is our principal executive officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

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Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•                 Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•                 Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•                 Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•                 Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and-“say-on-frequency;” and

•                 Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we do have hard assets and real business operations.

RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MS. FIORIN DOES NOT HAVE ANY PRIOR EXPERIENCE OFFRERING AND SELLING SECURITIES, AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

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Ms. Fiorin does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

BECAUSE THE COMPANY HAS ARBITRARILY SET THE OFFERING PRICE, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on January 25, 2017 and as of July 31, 2017 has only some operating history and $18,400 revenues, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling at least 25% of the shares and we receive the proceeds in the amount of $22,500 from this offering, we may have to seek alternative financing to implement our business plan.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over- the-Counter Bulletin Board (“OTCQB”). The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Soldino Group Corp and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. If our business develops and grows, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. However, as an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes- Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

UNITED STATES STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward- looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $90,000 as anticipated.

Items Description	25% are sold	50% are sold	75% are sold	100% are sold
	Fee	Fee	Fee	Fee
Gross proceeds	$22,500	$45,000	$67,500	$90,000
Offering expenses	$9,000	$9,000	$9,000	$9,000
Net proceeds	$13,500	$36,000	$58,500	$81,000
Establishing an office	$400	$600	$2,200	$2,760
Sales person salary	$-	$6,000	$6,000	$6,000
Equipment	$-	$-	$3,800	$6,900
Raw materials	$500	$3,600	$8,200	$12,200
Ordering additional work wear	$2,200	$12,750	$13,360	$20,100
Marketing, advertising, website	$800	$2,950	$4,850	$6,200
SEC reporting and compliance	$9,000	$9,000	$9,000	$9,000
Workers	$-	$-	$4,800	$9,600
Lease expenses	$-	$-	$4,140	$4,140
Miscellaneous expenses	$600	$1,100	$2,150	$4,100
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Aurora Fiorin, our president and director, has verbally agreed to loan the Company funds to complete the registration process , if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stock becomes eligible for trading on the Over-the-Counter Bulletin Board. Ms. Fiorin will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Aurora Fiorin. Ms. Fiorin will be repaid from revenues of operations if and when we generate additional revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

We have determined the offering price of the shares arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to: have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting; comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and  disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.  In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

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Our cash balance is $6,478 as of July 31, 2017. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Aurora Fiorin, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of July 31, 2017, Ms. Fiorin advanced us $5,600. Ms. Fiorin, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve months’ period, we require a minimum of $22,500 of funding from this offering. Being a development stage company, we have some operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our business office is located at 4 Via Busco, Spresiano 31027 Italy. Our telephone number is 3904221500163.

As of today, we have identified three customers to purchase our products. We are newly created company which has just entered the market for selling workwear. On the current stage of our operations our main purpose is to get known among potential customers and profitably sell our workwear. We have decided that the best instrument to do this is though out word of mouth marketing, which means to receive the best possible feedback from our existing customers, who we hope will recommend us to others.

Based on our current position the decision was made to maintain good quality of the products and reasonable prices for our initial customers. The management believes that this instrument will be very powerful and has great impact on our future sales, customers attractability and positive feedbacks. We believe that above mentioned summary of information will work towards our company future successes.

Our first customer Andrea Dini Massimo E C. Srl has signed sale agreement with us on March 11, 2017. The main term of this agreement is making a payment in the amount not less than $8,000.  A total amount of $7,800 has been received by the month of May, 2017. The purchased goods were well-received by the customer. After, the Company has received a new order from the customer and an additional payment of $5,500 has been made in July, 2017. The total revenue of the Company by the client by the date of this filing is $13,300. This agreement is filed as Exhibit 10.5 to this registration statement.

Our second customer Al Bacio Cri S.r.l. has signed sale agreement with us on March 27, 2017. The main term of this agreement is making a payment in the amount not less than $12,000.The client has ordered our workwear and paid an amount of $5,100 in May, 2017. The purchased goods were well-received by the customer. Additional orders for our goods are expected to occur in the nearest future. This agreement is filed as Exhibit 10.6 to this registration statement.

Our third customer Divertimento E Di Festa S.R.L. has signed sale agreement with us on July 6, 2017. The main term of this agreement is making a pre-payment in the amount of $11,700 and paying the remaining balance after the good are received by the client. There was a pre-payment made of total amount of $11,700 in July, 2017. In August, 2017, the Company was paid additional amount of $12,500 for our goods. The purchased goods were well-received by the customer. The total revenue of the Company from the client by the date of this filing is $ 24,200. This agreement is filed as Exhibit 10.7 to this registration statement.

We are a development stage company and have generated $18,400 revenues as of July 31, 2017. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include expanding our office facilities, hiring sales personnel and entering into agreements with new clients. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

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If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $90,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

We intend to commence operations in the business of work wear distribution, sewing and embroidery services. We have generated a total amount of revenue of $18,400 and received one prepaid payment of $ 11,700 by   July 31, 2017. As of today, we have received total revenue of $42,600, developed our business plan, and executed a Sales Distribution Agreement with our supplier, Miliu Wear Garment Co., Ltd. February 17, 2017 and equipment purchase agreement with Yiw Hon Impt & Exprt Co., Ltd., dated February 1, 2017.

Our current cash balance will not be sufficient to fund our operations for the next 12 months, if we are unable to successfully raise money in this offering. However, if we sell half of the securities offered for sale by the Company and raise the gross proceeds of $45,000 will satisfy cash requirements for 12 months and we will not be required to raise additional funds to meet operating expenses. If we sell more than half of the shares in this offering, we believe the money will last for more than a year, and also provide funds for growth plan. If we need more money we will have to revert to obtaining additional financing by way of a private debt or equity financing. We may also utilize funds from Ms. Fiorin, our Sole Officer and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. There is no a maximum amount of funds that our President has agreed to advance. Ms. Fiorin, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

During first months after completion of this offering, we will establish our office and develop our web site. During months 1-12 we will be developing our marketing campaign and we believe we will start to sell our product and earn revenue. Until this time, we do not believe that our operations will be profitable. There is no assurance we will ever reach that stage.

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to sell work wear, sew and embroidery service providence.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our work wear, sew and embroidery service providence. Our plan of operations following the completion is as follows:

Establish our Office

Time Frame: 1- 3 months. Material costs: $400-$2,760.

Upon completion of the offering we plan to set up an office in Italy and acquire the necessary equipment to continue operations. We currently rent an office space located at 4 Via Busco, Spresiano 31027 Italy. We have leased this office space for two years. Our lease agreement is filed as Exhibit 10.2 to this registration statement. Our sole office and director has advanced us funds to pay our lease expanses. We plan to purchase office equipment such as computer, telephones, fax, office supplies and furniture. Our sole officer and director, Aurora Fiorin will take care of our initial administrative duties. We believe that it will cost at least $400 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 50% of the shares offered we would buy better equipment with advanced features that will cost us approximately $600 more. In case of selling 75% of hares in this offering we will spend on our office needs around $2,200, which is significantly higher to compare with previous expected office expanses, because we are going to lease additional office. In total we will have two offices. In the event we sell all of the shares offered we would buy additional and more advanced equipment for our two offices that will help us in everyday operations; therefore the office set up cots will be approximately $2,760.

Lease expanses

Time Frame: 4-12  months. Material costs: $4,140

We are going to lease additional office space in case of selling more than 75% of the shares offered in this offering. The space will be needed once we expend our operations.

Marketing, advertising, website

Time Frame: 1- 12 months. Material costs: $800-$6,200.

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During this period, we intend to begin developing our website. Our sole officer and director, Aurora Fiorin will be in charge of registering our web domain. As of the date of this prospectus we have registered a domain name www.soldinogroup.com for our website and fill it in with initial information about our company and products. Once we register our web domain, we plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. Updating and improving our website will continue throughout the lifetime of our operations.

While developing our website, we will begin to market our product. We will develop our client base by focusing our marketing efforts on work wear distributors. We will compete with other distributors and manufactures for positioning of our products in retail space. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also plan to attend trade shows in our industry to showcase our product with a view to find new customers. We believe that we should begin to see results from our marketing campaign within 120 days from its initiation. We also will use Internet promotion tools on Facebook and Twitter to advertise our products and company. We intend to spend from $800 to $6,200 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

If we do not raise at least $22,500 in this offering, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Negotiate agreements with potential customers

Time Frame: 1-12 months. No material costs.

We plan to enter into additional distribution and supply agreements with work wear distributors. The Company is also planning to find potential customers among developed Italian companies, such as restaurants and hotels and related. We will negotiate terms and conditions of collaboration. This activity will be ongoing throughout our operations. Even if we are able to obtain sufficient number of agreements at the end of the twelve-month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Hire a sales person

Time Frame: 3-12  months. Material costs: $6,000

If we sell at least 50% or more of shares in this offering, we intend to hire one salesperson with good knowledge and connections in the work wear distribution. The salesperson’s job would be to find new potential purchasers, introduce our products and to set up agreements with them to buy our work wear. The negotiation of additional agreements with potential customers will be ongoing during the life of our operations.

Equipment

Time Frame: 4-12  months. Material costs: $3,800 - $6,900

We are planning to order additional equipment once we lease additional office, where we are planning to place additional working space for workers. The expanses on this matter will be $3,800 if we sell 75% of the offered shares and $6,900 if we sell all of the shares in this offering. In case if we sell less then 75% we are not planning to purchase additional equipment for our operations.

Raw materials and ordering additional work wear

Time Frame: 1-12  months. Material costs: $2,700 - $32,300

We believe that purchasing a work wear is our main part of expanses. In case of selling at least 25% of shares in this offering we will purchase our work wear for $2,200 and raw materials for $500. In case of selling half of the shares in this offering we will spend on purchasing work wear around $12,750 and on raw materials $3,600. If we sell 75% of the offered shares in this offering we will order work wear on the amount $13,360 and spend on our raw materials $8,200. On this stage will are planning to have additional worker who will help our director to perform sewing and embroidery service for our future clients. In the perfect case if we sell all of the offered shares the amount spend on purchasing work wear will be $20,100 and on raw materials $12,200.  In this Soldino is planning to hire two workers to perform our operations.

Workers

Time Frame: 1-12  months. Material costs: $4,800 - $9,600

The Company is planning to hire additional worker or two in case of selling 75% or all of the offered shares in this offering accordingly. They will help in every day operations of the Company and assist our sole officer and director in providing sewing and embroidery service.

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In summary, we believe that most of our planned activities are ongoing through lifetime of our operations and we are expecting to receive additional revenues in the nearest future.

Aurora Fiorin, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to buy our products, Ms. Fiorin has agreed to commit more time as required. Because Ms. Fiorin will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues.

Estimated Expenses for the Next Twelve-Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Items Description	25% are sold	50% are sold	75% are sold	100% are sold
	Fee	Fee	Fee	Fee
Gross proceeds	$22,500	$45,000	$67,500	$90,000
Offering expenses	$9,000	$9,000	$9,000	$9,000
Net proceeds	$13,500	$36,000	$58,500	$81,000
Establishing an office	$400	$600	$2,200	$2,760
Sales person salary	$-	$6,000	$6,000	$6,000
Equipment	$-	$-	$3,800	$6,900
Raw materials	$500	$3,600	$8,200	$12,200
Ordering additional work wear	$2,200	$12,750	$13,360	$20,100
Marketing, advertising, website	$800	$2,950	$4,850	$6,200
SEC reporting and compliance	$9,000	$9,000	$9,000	$9,000
Workers	$-	$-	$4,800	$9,600
Lease expenses	$-	$-	$4,140	$4,140
Miscellaneous expenses	$600	$1,100	$2,150	$4,100

The various offering amounts presented in the table above are for illustrative purposes only and the actual amount of proceeds rose, if any, may differ significantly.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of July 31, 2017 was $5,894 or approximately $0.002 per share. Historical net tangible book value per share of common stock is equal to our total stockholder’s equity, divided by the number of shares of common stock outstanding as of July 31, 2017.

The following table sets forth as of July 31, 2017, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.02 per share of common stock.

Funding level	100%	75%	50%	25%
Proceeds	$90,000	$67,500	$45,000	$22,500
Shares outstanding	8,000,000	6,875,000	5,750,000	4,625,000
Net tangible book value	$95,894	$73,394	$50,894	$28,394
Offering price per share	$0.02	$0.02	$0.02	$0.02
Net tangible book value per share prior to offering	$0.002	$0.002	$0.002	$0.002
Pro forma net tangible book value per share after offering	$0.012	$0.0107	$0.0089	$0.0061
Increase per Share attributable to Investors	$0.01	$0.0087	$0.0069	$0.0041
Dilution to investors	$0.008	$0.0093	$0.0111	$0.0139
Dilution as a percentage of offering price	40%	46.5%	55.5%	69.5%
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OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

OUR OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated $18,400 revenues as of July 31, 2017. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including some capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on January 25, 2017 to July 31, 2017

During the period we incorporated the company, prepared a business plan and executed a Sales Distribution Agreement with our supplier, Miliu Wear Garment Co., Ltd. dated February 17, 2017 and equipment purchase agreement with Yiw Hon Impt & Exprt Co., Ltd., dated February 1, 2017. Our income since inception is $2,394.

Since inception, we have sold 3,500,000 shares of common stock to our sole officer and director for net proceeds of $3,500.

LIQUIDITY AND CAPITAL RESOURCES

As of July 31, 2017, the Company had $6,478 cash and our liabilities were $17,300, comprising $5,600 owed to Aurora Fiorin, our sole officer and director.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Aurora Fiorin, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Ms. Fiorin has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To proceed with our operations within 12 months, we need a minimum of $22,500. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

DESCRIPTION OF BUSINESS

General

Soldino Group Corp was incorporated in the State of Nevada on January 25, 2017 and established a fiscal year end of April 30. We have generated a total amount of revenues of $18,400 and received one prepaid payment of $ 11,700 by July 31, 2017. As of today, the Company has received total revenue of $42,600 from the sales of our goods. We are a development-stage company formed to commence operations in the distribution and sewing of work wear. We have recently started our operations. As of today, we have developed our business plan, and executed a Sales Distribution Agreement with our supplier, Miliu Wear Garment Co., Ltd. dated February 17, 2017 and equipment purchase agreement with Yiw Hon Impt & Exprt Co., Ltd., February 1, 2017. We maintain our statutory registered agent's office at 701 S. Carson St., Suite 200 Carson City, Nevada 89701. Our address is 4 Via Busco, Spresiano 31027 Italy. Our telephone number is 3904221500163.

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We plan to market and distribute an assortment of work wear sew some parts of work wear cloth as well. Our products will be offered at prices marked-up from 15% to 20% of our cost. Our customers might be asked to pay us in advance. We do not intend to offer any credit terms relating to order payments. Customers will have two options to pay for products: by wire transfer or by sending a check/money order. If customer decides to pay by check/money order, then we will apply a certain amount of days before fulfilling the order to have the check/money order cleared. Customers will be responsible to cover the shipping costs. Customers will be responsible for the delivery, custom duties, taxes, insurance or any other additional charges that might incur.

Product

•       Work wear

We are purchasing our work wear from our vendor Miliu Wear Garment Co., Ltd. The list of goods below can be expanded. Soldino plans to find additional vendor for supplying the work wear for us.

In our list of offered products are the following items:

Restaurant Uniforms

Restaurant aprons, chef coats, chef uniforms for women, chef pants, cook shirts, chef hats, cook kitchen & chef accessories, dickies chef pants, neckerchiefs, polo shirts, table linens, bar and restaurant towels.

Work wear

Coveralls and overalls, work pants, painter uniforms, industrial work shirts, industrial, work pants/shorts, polo work shirts, safety work wear, work jackets, caps & hats, t-shirts, outerwear.

Formal Wear

Bow ties, cummerbunds, designer and formal vests, dress pants, dress shirts and blouses, neckties, serving gloves, suit coats and blazers, suit pants and skirts, tuxedo jackets & banquet coats, tuxedo pants, tuxedo shirts.

Hospitality / Maid Uniforms

Aprons, housekeeping dresses & tunics, service shirts, service pants, polo shirts.

•       Sewing and customized embroidering

Soldino Group Corp will also sew some parts of work wear per customer request. We are offering our customers aprons and chef hats to sew personally. The embroidery service is also available for our clients. We can make a special logo on each of our work wear. Managements believe that for hotels and restaurants such service may be very useful, as they will market their brand on every item inside their companies.

Sales and Marketing

We intend to enter into agreements with numerous work wear distributors and the distributors will markets and sell the products to its retail clients. We also plan to contact hotels, restaurants, and construction companies who can order our work wear. The Company advises the Staff that as of July 31, 2017,  two customers have received the goods from Soldino for $18,400.

As of today, we have identified three customers to purchase our products. We are newly created company which has just entered the market for selling workwear. On the current stage of our operations our main purpose is to get known among potential customers and profitably sell our workwear. We have decided that the best instrument to do this is though out word of mouth marketing, which means to receive the best possible feedback from our existing customers, who we hope will recommend us to others.

Based on our current position the decision was made to maintain good quality of the products and reasonable prices for our initial customers. The management believes that this instrument will be very powerful and has great impact on our future sales, customers attractability and positive feedbacks. We believe that above mentioned summary of information will work towards our company future successes.

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Our first customer Andrea Dini Massimo E C. Srl has signed sale agreement with us on March 11, 2017. The main term of this agreement is making a payment in the amount not less than $8,000.  A total amount of $7,800 has been received by the month of May, 2017. The purchased goods were well-received by the customer. After, the Company has received a new order from the customer and an additional payment of $5,500 has been made in July, 2017. The total revenue of the Company from the client by the date of this filing is $13,300. This agreement is filed as Exhibit 10.5 to this registration statement.

Our second customer Al Bacio Cri S.r.l. has signed sale agreement with us on March 27, 2017. The main term of this agreement is making a payment in the amount not less than $12,000.The client has ordered our workwear and paid an amount of $5,100 in May, 2017. The purchased goods were well-received by the customer. Additional orders for our goods are expected to occur in the nearest future.. This agreement is filed as Exhibit 10.6 to this registration statement.

Our third customer Divertimento E Di Festa S.R.L. has signed sale agreement with us on July 6, 2017. The main term of this agreement is making a pre-payment in the amount of $11,700 and paying the remaining balance after the good are received by the client. There was a pre-payment made of total amount of $11,700 in July, 2017. In August, 2017, the Company was paid additional amount of $12,500 for our goods. The purchased goods were well-received by the customer. The total revenue of the Company from the client by the date of this filing is $ 24,200.  This agreement is filed as Exhibit 10.7 to this registration statement.

Initially, our sole officer and director, Aurora Fiorin will market our products. If we sell at least 75% shares in this offering, we intend to hire one salesperson with good knowledge and connections in the work wear distribution and construction industry to introduce our product. The salesperson’s job would be to find new potential purchasers, and to set up agreements with them to buy our work wear.

We intend to focus on direct marketing efforts whereby our representative will directly contact:

•       Distributors that are responsible for marketing and selling work wear;

•       Construction companies;

•       Retail outlets such as home restoration stores.

Competition

The level of competition in work wear distribution business is extremely high. Many of our established competitors have developed a brand following which would make our potential customers prefer their work wear to ours. Aggressive lower pricing tactics implemented by our competitors would make it difficult for us to enter the market. Economies of scale would make it easier for our larger established competitors to negotiate price discounts with their suppliers of work wear, which would leave us at a disadvantage. The principal competitive factors in our industry are pricing and quality of goods. We will be in a market where we compete with many domestic and international companies offering similar products. We will be in direct competition with them. Many large companies will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer better price for similar product than us, which may also cause us to lose business. We foresee to continue to face challenges from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Sales Distribution Agreement and equipment purchase agreement with our suppliers

We have recently started our operation. As of today, we have developed our business plan, and Sales Distribution Agreement with our supplier, Miliu Wear Garment Co., Ltd. dated February 17, 2017 and equipment purchase agreement with Yiw Hon Impt & Exprt Co., Ltd., dated February 1, 2017.

This Sales Distribution Agreement (the "Agreement") is made by and between Soldino Group Corp, a Nevada Corporation ("Distributor") to market and distribute the work wear ("Products"), and Miliu Wear Garment Co., Ltd. company ("Supplier"), collectively the "Parties".

The Seller will sell, transfer and deliver the Goods to the Buyer. The Buyer will pay to the Seller the sum in USD currency, which will be specified in the invoice to each order of the Goods by the Buyer, paid by wire transfer. The Buyer has the right to pay owned amount to the Seller in parts.  The Buyer will make payment by wire transfer for the Goods at the time when the Goods are received by the Buyer. This Agreement may be extended by mutual written consent of the parties. The Agreement is filed as Exhibit 10.4 to this registration statement.

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The equipment purchase agreement with Yiw Hon Impt & Exprt Co., Ltd. is made for the terms of one year with an option of expansion and without minimal purchase limit. We have purchased following equipment from this vendor:

BONMAC 600-01CB cover stitch interlock sewing machine

Garment ironing machine XTT-A

Industrial Overlock Sewing Machine Price KS-752-13/DD

EM-1010 Home Embroidery Machine

LED lamp

Table and chair, set

Raw materials were also purchased from this vendor. In our list of raw materials following items are included: sewing thread, different color of cotton textile and lining fabric.

The Equipment Purchase Agreement is filed as Exhibit 10.3 to our registration statement.

Marketing

Our marketing campaign consists of several stages. First of all we will start out from direct marketing, such as offering our product at fairs and exhibitions, which will provide up-close demonstration of the high-quality and affordability of our work wear goods. We will also set up direct meeting with clients, which we believe will help us to develop customers database. Launch of our e-commerce ready web site, banners on popular websites and advertisements in social networks will be the second step of our campaign. In addition, we will send our advertisements to restaurants, hotels and related companies, small manufacturers of clothing, which can raise customer awareness and attract new partners. We are ready to offer a reasonable discount for long-term cooperation. In our future perspective is to contact marketing agency to help us market our products.

We believe this marketing campaign will attract many customers and will help us develop a strong reputation of quality, diligent and inexpensive work wear products. Hopefully, our clients will readily recommend us to others.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Aurora Fiorin.

Offices

Our business office is located at 4 Via Busco, Spresiano 31027 Italy. We have leased this office space for two years with monthly fees of $290. Our lease agreement is filed as Exhibit 10.2 to this registration statement. Our telephone number is 3904221500163.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to export and import of work wear and operation of any facility in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business. We do not need to receive any government approvals necessary to conduct our business; however we will have to comply with all applicable export and import regulations.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Aurora Fiorin Via Busco, 4, Spresiano, Treviso 31027 Italy	24	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Aurora Fiorin has acted as our President, Treasurer, Secretary and Director since our incorporation on January 25, 2017. There was not any arrangement or understanding between Aurora Fiorin and any other person(s) pursuant to which she was selected as a director of the company. Our director’s experience looks as following:

SUMMARY

Apparel production manager is in charge of clothing line being manufactured. Select clothing material and develop models of cloth. Specializes in work wear cloth.

HIGHLIGHTS

  Artist
  Meticulous
  Knowledgeable
  People-person
  Good eye for details
  Good delegation

WORK EXPERIENCE

June 2011 to January 2014 - Auriso SRL, Italy

-        Apparel production manager

-        Implemented quality assurance (QA) processes to meet all design requirements

-        Used adobe Photoshop to display design for latest women’s fashion

February 2014 to December 2016 – Serinomi SRL, Italy

-        Apparel production manager

-        Complied reports of all production statistics for various apparel

-        Complied orders of raw materials for the production

EDUCATION

IED Istituto Europeo di Design 2009 – 2012

Faculty of Fashion business

CURRENT POSITION

The Incorporator and President of Soldino Group Corp

We believe that these skills will help our sole officer and director run the Company’s business. Ms. Fiorin’s only occupation at the moment is managing the business processes of Soldino Group Corp There was not any arrangement or understanding between Aurora Fiorin and any other person(s) pursuant to which she was selected as an officer of the company.

Aurora Fiorin owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Aurora Fiorin was going to be our sole President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Aurora Fiorin intends to spend 75% of his time to planning and organizing activities of Soldino Group Corp, which means she will devote approximately 20 hours per week to the Company’s business.

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During the past ten years, Aurora Fiorin has not been the subject to any of the following events:

1.    Any bankruptcy petition filed by or against any business of which Aurora Fiorin was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.    Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.    An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Fiorin involvement in any type of business, securities or banking activities.

4.    Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to violate a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.    Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.    Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.    Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.          Any Federal or State securities or commodities law or regulation; or

ii.        Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.     Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.    Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Aurora Fiorin, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no existing relationships which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to our management and us.

EXECUTIVE COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer as of July 31, 2017:

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Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Aurora Fiorin, President and Treasurer	July 31, 2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Aurora Fiorin currently devotes approximately 75% of her time to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be. There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of July 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Aurora Fiorin	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Aurora Fiorin is our officer, director, control person and promoter and she shall receive no compensation for the placement of the offering. There is no any promoter(s) of the company other than Ms. Fiorin.

As of July 31, 2017, t he Company issued a total of 3,500,000 shares of restricted common stock to Aurora Fiorin in consideration of $3,500. Further, Aurora Fiorin has advanced funds to us. As of July 31, 2017, Aurora Fiorin advanced us $5,600. Ms. Fiorin will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Fiorin. Aurora Fiorin will be repaid from revenues of operations if and when we generate significant revenues to pay the obligation. There is no assurance that we will ever generate significant revenues from our operations. The obligation to Aurora Fiorin does not bear interest. There is no written agreement evidencing the advancement of funds by Aurora Fiorin or the repayment of the funds to Aurora Fiorin. We have a verbal agreement with our sole officer and director that, if necessary, she will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially from July 31, 2017 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Aurora Fiorin	3,500,000 shares of common stock (direct)		100%

				100%
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(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

As of July 31, 2017, there were 3,500,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 3,500,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we do have hard assets and real business operations.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who own 3,500,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

Soldino Group Corp has 3,500,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 4,500,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. The person offering the securities on your behalf may be deemed to be an underwriter of this offering within the meaning of that term as defined in Section 2(11) of the Securities Act.

In connection with the Company’s selling efforts in the offering, Ms. Fiorin will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Aurora Fiorin is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Fiorin will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Aurora Fiorin is not, nor has she been within the past twelve months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Fiorin will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Aurora Fiorin will not participate in selling an offering of securities for any issuer more than once every twelve months other than in reliance on Exchange Act Rule 3a4-1(a) (4)(i) or (iii). Ms. Fiorin may solicit the investors through personal contact, by telephone or mail/email. She will identify those who might have an interest in purchasing shares among her personal friends and business associates. She will not use any supplemental materials in this regard.

Soldino will receive all proceeds from the sale of the 4,500,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that the market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 for up to 240 days from the effective date of this prospectus.

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The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Soldino Group Corp has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We have no intention of inviting broker-dealer participation in this Offering. Soldino will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be $9,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must execute and deliver a subscription agreement; and deliver a check or certified funds to us for acceptance or rejection. All checks for subscriptions must be made payable to “Soldino Group Corp” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

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State Securities - Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time. In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Soldino Group Corp has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of July 31, 2017, there were 3,500,000 shares of our common stock issued and outstanding , to our sole officer and director, Aurora Fiorin .

Aurora Fiorin, our sole officer and director will offer our securities to her personal friends and family in Italy and neighboring countries and relatives and friends there. We will not utilize advertising or make a general solicitation for our offering, but rather, Ms. Fiorin will personally and individually contact each investor. Ms. Fiorin has no experience in selling securities to investors. Ms. Fiorin will not purchase securities in this offering.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify his against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada. Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Soldino Group Corp or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

AJ Robbins CPA, LLC our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. AJ Robbins CPA, LLC has presented its report as experts in auditing and accounting with respect to our audited financial statements.

LEGAL MATTERS

Law Offices of Benjamin L. Bunker, Esq has opined on the validity of the shares of common stock being offered hereby with an office located at 3753 Howard Hughes Parkway, Suite 200 Las Vegas, Nevada 89169.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is April 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by AJ Robbins CPA, LLC.

The financial information presented is the audited financial statements for the period from Inception (January 25, 2017) to April 30, 2017 and for the three months ended July 31, 2017.

28

SOLDINO GROUP CORP

FINANCIAL STATEMENTS

APRIL 30, 2017

SOLDINO GROUP CORP

FROM JANUARY 25, 2017 (INCEPTION) TO APRIL 30, 2017

29

AJ Robbins CPA, LLC Certified Public Accountant

To the Board of Directors and

Stockholders of Soldino Group Corp

I have audited the accompanying balance sheet of Soldino Group Corp (the Company”) as of April 30, 2017, and the related statements of operations, changes in stockholder’s equity (deficit), and cash flows for the period from January 25, 2017 (inception) to April 30, 2017. The Company’s management is responsible for these financial statements. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

 In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Soldino Group Corp as of April 30, 2017, and the results of their operations and their cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

 The accompanying financial statements have been prepared assuming that the Company will continue as  going concern. As described in Note 2 to the financial statements, the Company has no revenues from January 25, 2017 (inception) through April 30, 2017. The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. My opinion is not modified with respect to this matter.

Denver, Colorado May 31, 2017

aj@ajrobbins.com

3773 Cherry Creek North Drive, Suite 575 East, Denver, Colorado 80209

(B)303-331-6190   (M)720-339-5566   (F)303-845-9078

30

SOLDINO GROUP CORP

BALANCE SHEET

APRIL 30, 2017

ASSETS
Current Assets
Cash and cash equivalents	$205
Prepaid expenses	870
Inventory	4,489
Total Current Assets	5,564

Fixed Assets
Equipment, less accumulated depreciation $40	2,361
Total Fixed Assets	2,361

Total Assets	$7,925

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Liabilities
Current Liabilities
Customer Deposits	$6,000
Related Party Loans	5,600
Total Current Liabilities	11,600

Total Liabilities	11,600
Commitments and Contingencies	-
Stockholder’s Equity (Deficit)
Common stock, par value $0.001; 75,000,000 shares authorized, 3,500,000 shares issued and outstanding	3,500
Additional paid in capital	-
Accumulated deficit	(7,175)
Total Stockholder’s Equity (Deficit)	(3,675)

Total Liabilities and Stockholder’s Equity (Deficit)	$7,925

See accompanying notes, which are an integral part of these financial statements

31

SOLDINO GROUP CORP

STATEMENT OF OPERATIONS

FROM JANUARY 25, 2017 (INCEPTION) TO APRIL 30, 2017

OPERATING EXPENSES
General and Administrative Expenses	$7,175
TOTAL OPERATING EXPENSES	(7,175)

NET LOSS FROM OPERATIONS	(7,175)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(7,175)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,500,000

See accompanying notes, which are an integral part of these financial statements

32

SOLDINO GROUP CORP

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

FROM JANUARY 25, 2017 (INCEPTION) TO APRIL 30, 2017

	Common Stock		Additional Paid-in	Accumulated Deficit	Total Stockholders’
	Shares	Amount	Capital		Equity (Deficit)

Inception, January 25, 2017	-	$-	$-	$-	$-

Shares issued for cash	3,500,000	3,500	-	-	3,500

Net loss for the period ended April 30, 2017	-	-	-	(7,175)	(7,175)

Balance, April 30, 2017	3,500,000	$3,500	$-	$(7,175)	$(3,675)

See accompanying notes, which are an integral part of these financial statements

33

SOLDINO GROUP CORP

STATEMENT OF CASH FLOWS

FROM JANUARY 25, 2017 (INCEPTION) TO APRIL 30, 2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(7,175)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Increase in Prepaid expenses	(870)
Increase in Inventory	(4,489)
Increase in Customer deposits	6,000
Depreciation	40
CASH FLOWS USED IN OPERATING ACTIVITIES	(6,494)

CASH FLOWS FROM INVESTING ACTIVITIES
Equipment	(2,401)
CASH FLOWS PROVIDED BY INVESTING ACTIVITIES	(2,401)

CASH FLOWS FROM FINANCING ACTIVITIES
Related Party Loans	5,600
Proceeds from sale of common stock	3,500
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	9,100

NET INCREASE IN CASH	205

Cash, beginning of period	-

Cash, end of period	$205

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

See accompanying notes, which are an integral part of these financial statements

34

SOLDINO GROUP CORP

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2017

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Soldino Group Corp  (“the Company”, “we”, “us” or “our”) was incorporated on January 25, 2017 under the laws of the State of Nevada United States of America. The Company is based in Italy and produces logo design and application services for work apparel. The Company orders basic work wear sets from its supplier in China and applies a logo on these items with sewing equipment. The logo can be also applied to towels and related items, as per the clients’ request. The service of sewing work wear, such as cooks’ hats and aprons are also available to our future clients.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues from January 25, 2017 (inception) through April 30, 2017.  The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s yearend is April 30.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $205 of cash as of April 30, 2017.

Prepaid Expenses

Prepaid Expenses consist of $870 in prepaid rent as of April 30, 2017.

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first out (FIFO) method. The Company had $4,489 inventory as of April 30, 2017.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line method over the estimated useful life of the assets. We estimate that the useful life of equipment is 5 years. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

35

SOLDINO GROUP CORP

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2017

Accounts Payable

Accounts Payable discloses a liability to a creditor, carried on open account, usually for purchases of goods and services. The Company had no accounts payable as of April 30, 2017.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	Defined as observable inputs such as quoted prices in active markets;
Level 2:	Defined as inputs other than quoted prices in active markets that are either directly or indirectly observable;
Level 3:	Defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Since inception to April 30, 2017, the Company has generated no revenue.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from January 25, 2017 (inception) through April 30, 2017 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the period from January 25, 2017 (inception) through April 30, 2017 were no differences between our comprehensive loss and net loss.

36

SOLDINO GROUP CORP

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2017

Currencies

The Company’s reporting and functional currencies are both the U.S. dollar.  Foreign currency transaction gains and losses are included in other income (expense).

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. The amendment is effective for public entities for fiscal years beginning after December 15, 2016. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance must be adopted using the modified retrospective approach and will be effective for the public entities for fiscal years beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. The amendment is effective for public entities for fiscal years beginning after December 15, 2016. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

37

SOLDINO GROUP CORP

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2017

Note 4 – LOAN FROM DIRECTOR

During the period from January 25, 2017 (inception) through April 30, 2017, our sole director has loaned to the Company $5,600. This loan is unsecured, non-interest bearing and due on demand. Under the Loan agreement President has agreed to loan the Company needed funds, in the amount up to $65,000.

The balance due to the director was $5,600 as of April 30, 2017.

Note 5 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

The Company issued 3,500,000 shares of common stock to a director for cash proceeds of $3,500 at $0.001 per share.

There were 3,500,000 shares of common stock issued and outstanding as of April 30, 2017.

Note 6 – COMMITMENTS AND CONTINGENCIES

The Company has entered into a two years rental agreement for a $290 monthly fee, starting on March 1, 2017. Minimum lease payments under this agreement are $3,480 in fiscal year 2018 and fiscal year 2019.

Note 7 – INTEREST AND PENALTIES

The Company includes interest and penalties arising from the underpayment of income taxes in the consolidated statements of operations in the provision for income taxes. As of April 30, 2017, the Company had no accrued interest or penalties related to uncertain tax positions.

Note 8 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits. As of April 30, 2017 the Company had net operating loss carry forwards of approximately $7,175 that may be available to reduce future years’ taxable income in varying amounts through 2037. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at April 30, 2017 was approximately $2,440. The net change in valuation allowance during the year ended April 30, 2017 was $2,440. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of April 30, 2017.  All tax years since inception remains open for examination by taxing authorities.

38

SOLDINO GROUP CORP

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2017

For the period from January 25, 2017 (inception) to April 30, 2017 the provision for Federal income tax consists of the following:

Non-current deferred tax assets:
Net operating loss carry forward	$(7,175)
Total deferred tax assets	(2,440)
Valuation allowance	$2,440
Net deferred tax assets	$-

The actual tax benefit at the expected rate of 34% differs from the expected tax benefit for the period from January 25, 2017 (inception) to April 30, 2017 as follows:

Computed “expected” tax expense (benefit)	$(2,440)
Change in valuation allowance	$2,440
Actual tax expense (benefit)	$-

Note 9 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to April 30, 2017 to the date these financial statements were issued, May 31, 2017, and has determined that it does not have any material subsequent events to disclose in these financial statements.

39

SOLDINO GROUP CORP.

JULY 31, 2017

Unaudited

Balance Sheets as of July 31, 2017	F-1
Statement of Operations for the three months ended July 31, 2017	F-2
Statement of Cash Flows for the three months ended July 31, 2017	F-3
Notes to the Financial Statements	F-4 - F-8

40

SOLDINO GROUP CORP.

BALANCE SHEET

JULY 31, 2017

Unaudited

ASSETS
Current Assets	July 31, 2017
Cash and cash equivalents	$6,478
Prepaid expenses	12,885
Inventory	1,590
Total Current Assets	20,953

Fixed Assets
Equipment, less accumulated depreciation $160 and $40	2,241
Total Fixed Assets	2,241

Total Assets	$23,194

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Liabilities
Current Liabilities
Customer Deposits	$11,700
Related Party Loans	5,600
Total Current Liabilities	17,300

Total Liabilities	17,300
Commitments and Contingencies		-
Stockholder’s Equity (Deficit)
Common stock, par value $0.001; 75,000,000 shares authorized, 3,500,000 shares issued and outstanding	3,500
Additional paid in capital	-	-
Accumulated income/deficit	2,394
Total Stockholder’s Equity (Deficit)	5,894

Total Liabilities and Stockholder’s Equity (Deficit)	23,194

See accompanying notes, which are an integral part of these financial statements

F-1

41

SOLDINO GROUP CORP.

STATEMENT OF OPERATIONS

THREE MONTHS ENDED JULY 31, 2017

Unaudited

Three months ended July 31, 2017

Revenues	18,400
Cost of goods	2,900
GROSS PROFIT	15,500

OPERATING EXPENSES
General and Administrative Expenses	$5,931
TOTAL OPERATING EXPENSES	(5,931)

NET INCOME FROM OPERATIONS	9,569

PROVISION FOR INCOME TAXES	-

NET INCOME	$9,569

NET LOSS PER SHARE: BASIC AND DILUTED	$0.00

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,500,000

See accompanying notes, which are an integral part of these financial statements

F-2

42

SOLDINO GROUP CORP.

STATEMENT OF CASH FLOWS

THREE MONTHS ENDED JULY 31, 2017

Unaudited

CASH FLOWS FROM OPERATING ACTIVITIES	Three months ended July 31, 2017
Net income for the period	$9,569
Adjustments to reconcile net loss to net cash (used in) operating activities:
Increase in Prepaid expenses	(12,015)
Increase in Inventory	2,899
Increase in Customer deposits	5,700
Depreciation	120
CASH FLOWS USED IN OPERATING ACTIVITIES	6,273

NET INCREASE IN CASH	6,273

Cash, beginning of period	205

Cash, end of period	$6,478

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

See accompanying notes, which are an integral part of these financial statements

F-3

43

SOLDINO GROUP CORP.

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2017

Unaudited

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Soldino Group Corp.  (“the Company”, “we”, “us” or “our”) was incorporated on January 25, 2017 under the laws of the State of Nevada United States of America. The Company is based in Italy and produces logo design and application services for work apparel. The Company orders basic work wear sets from its supplier in China and applies a logo on these items with sewing equipment. The logo can be also applied to towels and related items, as per the clients’ request. The service of sewing work wear, such as cooks’ hats and aprons are also available to our future clients.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  The Company had $18,400 revenues as of July 31, 2017.  Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s yearend is April 30.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $6,478 of cash as of July 31, 2017.

Prepaid Expenses

Prepaid Expenses consist of $1,890 in prepaid rent and $10,995 in prepaid raw materials as of July 31, 2017.

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first out (FIFO) method. The Company had $1,590 inventory as of July 31, 2017.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line method over the estimated useful life of the assets. We estimate that the useful life of equipment is 5 years. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

F-4

44

SOLDINO GROUP CORP.

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2017

Unaudited

Accounts Payable

Accounts Payable discloses a liability to a creditor, carried on open account, usually for purchases of goods and services. The Company had no accounts payable as of July 31, 2017.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable;
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Since inception to July 31, 2017, the Company has generated $18,400 revenue.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of July 31, 2017 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of July 31, 2017 were no differences between our comprehensive loss and net loss.

F-5

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SOLDINO GROUP CORP.

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2017

Unaudited

Currencies

The Company’s reporting and functional currencies are both the U.S. dollar.  Foreign currency transaction gains and losses are included in other income (expense).

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. The amendment is effective for public entities for fiscal years beginning after December 15, 2016. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements.

The new guidance must be adopted using the modified retrospective approach and will be effective for the public entities for fiscal years beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. The amendment is effective for public entities for fiscal years beginning after December 15, 2016. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

F-6

46

SOLDINO GROUP CORP.

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2017

Unaudited

Note 4 – LOAN FROM DIRECTOR

As of July 31, 2017 our sole director has loaned to the Company $5,600. This loan is unsecured, non-interest bearing and due on demand. Under the Loan agreement President has agreed to loan the Company needed funds, in the amount up to $65,000.

The balance due to the director was $5,600 as of July 31, 2017.

Note 5 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

The Company issued 3,500,000 shares of common stock to a director for cash proceeds of $3,500 at $0.001 per share.

There were 3,500,000 shares of common stock issued and outstanding as of July 31, 2017.

Note 6 – COMMITMENTS AND CONTINGENCIES

The Company has entered into a two years rental agreement for a $290 monthly fee, starting on March 1, 2017. Minimum lease payments under this agreement are $3,480 in fiscal year 2018 and fiscal year 2019.

Note 7 – INTEREST AND PENALTIES

The Company includes interest and penalties arising from the underpayment of income taxes in the consolidated statements of operations in the provision for income taxes. As of July 31, 2017, the Company had no accrued interest or penalties related to uncertain tax positions.

Note 8 – INCOME TAXES

As of July 31, 2017 the Company had net income of approximately $2,394.

The valuation allowance at July 31, 2017 was approximately $(813). The net change in valuation allowance during the three months ended July 31, 2017 was $(3,253).

As of July 31, 2017 the provision for Federal income tax consists of the following:

Non-current deferred tax assets:	As of July 31, 2017	As of April 30, 2017
Net operating loss carry forward	$2,394	(7,175)
Total deferred tax assets	813	(2,440)
Valuation allowance	$(813)	2,440
Net deferred tax assets	$-	-

The actual tax benefit at the expected rate of 34% differs from the expected tax benefit for the three months ended July 31, 2017 as follows:

	As of July 31, 2017	As of April 30, 2017
Computed “expected” tax expense (benefit)	$3,253	(2,440)
Change in valuation allowance	$(3,253)	2,440
Actual tax expense (benefit)	$-	-

F-7

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SOLDINO GROUP CORP.

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2017

Unaudited

Note 9 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to January 25, 2017 to the date these financial statements were issued, July 31, 2017, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-8

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PROSPECTUS

4,500,000 SHARES OF COMMON STOCK

Soldino Group Corp

Dealer Prospectus Delivery Obligation Until

_________________________ ______, 2017, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$10.43
Auditors Fees and Expenses	$5,000.00
Legal Fees and Expenses	$1,500.00
EDGAR fees	$1,500.00
Transfer Agent Fees	$1,000.00
TOTAL	$9,010.43

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICER

Soldino Group Corp’s Bylaws allow for the indemnification of the officer and/or director in regards to each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Soldino Group Corp, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Aurora Fiorin	February 21, 2017	3,500,000	$3,500

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. She is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1*	Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
5.1*	Opinion of Benjamin L. Bunker, Esq.
10.1* 10.2* 10.3* 10.4* 10.5* 10.6* 10.7

Verbal Agreement

Lease Agreement

Equipment Purchase Agreement with Yiw Hon Impt & Exprt Co., Ltd.

Sales Distribution Agreement with Miliu Wear Garment Co., Ltd.

Sales Agreement with Andrea Dini Massimo E C. Srl, March 11, 2017

Sales Agreement with Al Bacio Cri S.r.l., March 27, 2017

Sales Agreement with Divertimento E Di Festa S.R.L., July 6, 2017

23.1 23.2* 99.1*	Consent of AJ Robbins CPA LLC Consent of Benjamin L. Bunker, Esq. (Contained in Exhibit 5.1) Form of Subscription
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* - Files were previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)          Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 100(b) (§230.100(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 100(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first  use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 100; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

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In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Italy on September 13, 2017.

Soldino Group Corp

By:	/s/	Aurora Fiorin
	Name:	Aurora Fiorin
	Title:	President, Treasurer, Secretary and Director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

Signature	Title	Date

/s/ Aurora Fiorin	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	September 13, 2017

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